Exhibit 10.33

Confidential	Execution Version

SALE AND ASSIGNMENT AGREEMENT

THIS SALE AND ASSIGNMENT AGREEMENT (this “Agreement”) is dated as of April 7, 2026.

BETWEEN:

MINERALS HARVESTING COOK ISLANDS II, LP,

A Delaware limited partnership (“MHCI II”) acting through its general partner Minerals Harvesting Capital, LLC (the “General Partner”), as seller and assignor

- and -

AMERICAN OCEAN MINERALS CORPORATION

A corporation existing under the laws of the State of Delaware (the “Purchaser”), as purchaser and assignee

RECITALS:

A.	WHEREAS, on or about May 28, 2025, CIC Limited (the “Issuer”) issued a Promissory Note in the original principal amount of US$300,000 to and in favour of MHCI II (the “Short Term Note”);

B.

WHEREAS, on or about June 1, 2025, the Issuer issued a further Convertible Promissory Note in the original principal amount of US$5,000,000 to and in favour of MHCI II (the “Original Note”), a portion of which proceeds refinanced the principal and all accrued and unpaid interest under and pursuant to the Short Term Note, and the Issuer and MHCI II subsequently terminated the Short Term Note;

C.

WHEREAS, on or about September 10, 2025, the Issuer and MHCI II amended the Original Note pursuant to the terms of a certain first amendment to convertible promissory note (the “First Amendment” and the Original Note, as amended by the First Amendment, and as further amended, restated, supplemented or otherwise modified to the date hereof, the “Note”) to, among other things, evidence a further loan of US$1,524,934 made by MHCI II to the Issuer, such that the aggregate principal amount then outstanding under the Note was US$6,524,934;

D.	WHEREAS, as at the date hereof, the aggregate of all outstanding principal and accrued and unpaid interest owing by the Issuer to MHCI II under the Note is US$7,294,660 (the “Issuer Obligations”);

E.	WHEREAS, other than pursuant to applicable securities laws, MHCI II is not restricted from assigning all or any part of its rights and interests under the Note;

F.

WHEREAS, the Purchaser proposes to conclude an equity financing (the “PIPE Financing”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”), by and among the Purchaser, Odyssey Marine Exploration, Inc. (“Omega”), and each of the investors identified on the signature pages thereto;

G.

WHEREAS, MHCI II wishes to make an in-kind equity investment in the PIPE Financing in the amount of US$6,524,934 in exchange for MHCI II assigning to the Purchaser the Issuer Obligations, and all of MHCI II’s rights and interests under the Note;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party to the other, the parties agree as follows:

1.

The Purchaser hereby agrees to purchase from MHCI II, and MHCI II agrees to sell to the Purchaser, all of MHCI II’s right, title and interest in and to the Note and the Assigned Rights and Obligations (as defined herein) for US$6,524,934 (the “MHCI II Contribution Amount”).

2.

MHCI II hereby agrees to subscribe for Shares (as defined in the Securities Purchase Agreement) and Warrants (as defined in the Securities Purchase Agreement) in an amount equal to the MHCI II Contribution Agreement (the “PIPE Commitment”).

3.

The Purchaser and MHCI II hereby agree that the PIPE Commitment shall be offset on the Purchase Date (as defined herein) by the MHCI II Contribution Amount in connection with the closing of the transactions contemplated by this Agreement.

4.

Upon the closing of the PIPE Financing (such date being referred to herein as the “Purchase Date”), MHCI II hereby irrevocably sells, assigns, and transfers to the Purchaser, to have and to hold the same unto the Purchaser and the Purchaser’s successors, assigns, and legal representatives forever:

(a)	all of MHCI II’s right, title and interest in and to the Note, including but not limited to:

(i)

its right to repayment of the Issuer Obligations, all accrued and unpaid interest owing to it, all accrued and unpaid fees owing to it and any other obligations owing to it in connection with the Note (collectively, the “Assigned Obligations”); and

(ii)	all of MHCI II’s rights, benefits and interests under the Note (the “Assigned Rights” and, together with the Assigned Obligations, collectively the “Assigned Rights and Obligations”).

5.

The Purchaser’s obligation pursuant to this Agreement are subject to the satisfaction (or waiver in accordance with the terms and conditions of this Agreement, in each case, in the Purchaser’s sole discretion) of each of the following conditions precedent:

(a)

the Purchaser has received a duly executed and completed Securities Purchase Agreement from MHCI II in form and substance reasonably satisfactory to MHCI II and the Purchaser in connection with the PIPE Financing, including, if applicable, a duly executed and completed registration rights agreement from MHCI II in form and substance reasonably satisfactory to MHCI II and the Purchaser (the “MHCI II PIPE SPA”); and

(b)	the Purchaser has received a duly executed and completed Lock-Up Agreement (as defined herein) from MHCI II in connection with the PIPE Financing.

6.

MHCI II’s obligation pursuant to this Agreement are subject to the satisfaction (or waiver in accordance with the terms and conditions of this Agreement, in each case, in the MHCI II’s sole discretion) of each of the following conditions precedent:

(a)	MHCI II has received a duly executed and completed MHCI II PIPE SPA from Purchaser, Omega and any other parties thereto; and

(b)	the concurrent issuance of the Shares and Warrants included in the PIPE Commitment to MHCI II.

7.	MHCI II represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties:

(a)

this Agreement is a legal, valid, and binding agreement of MHCI II, enforceable against MHCI II in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors’ rights generally and general equitable principles;

(b)

the General Partner, in its capacity as general partner for and on behalf of MHCI II, has full power and authority, and has taken all action necessary, to authorize, execute and deliver this Agreement and to authorize MHCI II to undertake its duties and obligations hereunder and to consummate the transactions contemplated hereby;

(c)	the aggregate amount of the Assigned Obligations as of the date hereof is US$7,294,660;

(d)

any payment received on account of the Assigned Obligations under or related to the Note, after the date hereof, shall inure to the sole benefit of the Purchaser and its successors and assigns, and MHCI II shall transfer and assign all such amounts to the Purchaser on the Purchase Date;

(e)

neither MHCI II nor the Issuer has exercised any of its rights, in whole or in part, to convert the Issuer Obligations, or any part thereof or interest thereon, into Conversion Securities in accordance with the terms of the Note;

(f)

that MHCI II has not terminated, discharged, assigned, surrendered or released any of the Assigned Rights and Obligations under the Note, in whole or in part, and MHCI II is the owner of the Assigned Rights and Obligations, free and clear of any lien, claim, encumbrance security interest or restriction on transfer other than restrictions on transfer pursuant to applicable securities laws; and,

(g)	the recitals of this Agreement are true and correct.

8.	The Purchaser represents and warrants to MHCI II as follows and acknowledges that the MHCI II is relying on such representations and warranties:

(a)

this Agreement is a legal, valid, and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors’ rights generally and general equitable principles;

(b)

the Purchaser has full power and authority, and has taken all action necessary, to authorize, execute and deliver this Agreement and to authorize the Purchaser to undertake its duties and obligations hereunder and to consummate the transactions contemplated hereby; and

(c)

the Purchaser acknowledges and agrees that the representations and warranties of MHCI II in Section 7 hereof (the “Specified Representations”) constitute the sole and exclusive representations and warranties to the Purchaser in connection with the transactions contemplated by this Agreement. The Purchaser acknowledges and agrees that, other than the Specified Representations, none of MHCI II or any other person or entity makes, will make or has made (and the MHCI II expressly disclaims) any representations or warranties of any kind or nature, express or implied, regarding the Note, the Issuer, the Assigned Rights and Obligations or any other matter in connection with the transaction contemplated by this Agreement, and the Purchaser acknowledges and agrees that it is not relying on any representations, warranties or other information or materials provided by MHCI II or any other person or entity other as expressly set forth in the Specified Representations.

9.

MHCI II agrees that, upon the occurrence of the Purchase Date, it shall enter into a lock-up agreement in form and substance reasonably satisfactory to MHCI II and the Purchaser (the “Lock-Up Agreement”), which Lock-Up Agreement shall provide that, with respect to 65% of the Shares and Warrants issued to MHCI II in connection with the PIPE Financing, MHCI II shall not, for six (6) months following the issuance of the Shares and Warrants (the “Restricted Period”) directly or indirectly: (i) sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, pledge, encumber, hypothecate, or otherwise transfer or dispose of (collectively, “Transfer”) any Shares, Warrants or any securities convertible into or exercisable or exchangeable for Shares; (ii) enter into any swap, derivative, hedging or similar arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares; or (iii) make any public announcement or filing under applicable securities laws regarding any of the foregoing. Notwithstanding the foregoing, the restrictions in this Section 9 shall not apply to Transfers (collectively, “Permitted Transfers”): (A) by gift or for estate-planning purposes; (B) by will or intestacy upon death; (C) to any affiliate of MHCI II or to any trust, partnership, limited liability company or other entity for the benefit of, or controlled by, or under common control with, MHCI II; or (D) in the case of an entity, to its members, partners, or stockholders in connection with a bona fide distribution thereof; provided, in each case, that the transferee agrees in writing to be bound by the terms of this Section 9 and no public announcement or filing shall be required or voluntarily made during the Restricted Period in connection with such Transfer. In addition to the foregoing, MHCI II further covenants and agrees that, in the event MHCI II intends to enter into a transaction, or series of transactions, other than a Permitted Transfer whereby MHCI II will sell, or otherwise transfer, Shares in an amount representing more than 5% of the Shares issued to MHCI II in connection with the PIPE Financing, MHCI II shall provide the Purchaser with not less than 24-hours prior notice in advance of any such sale or transfer.

10.

MHCI II and the Purchaser hereby agree and undertake, at the expense and reasonable request and sole expense of the requesting party, to execute such further and other documents or assurances and do such further acts as may be necessary to give effect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, following the Purchase Date, MHCI II agrees to, at the request and sole expense of the Purchaser, take all such steps as may be required pursuant to the terms of the Note (including, without limitation and to the extent required pursuant to the terms thereof, obtaining the written consent of the Issuer and surrendering original copies of the Note to the Issuer) to formally assign and transfer the Note and the Assigned Rights and Obligations to the Purchaser.

11.

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may not be amended or modified in any respect except by written instrument signed by MHCI II and the Purchaser.

12.

Any provision of this Agreement which is illegal, prohibited or unenforceable in any jurisdiction, in whole or in part, shall not invalidate the remaining provisions hereof; and any such illegality, prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same agreement counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, as amended, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

15.

It is the intent of MHCI II that, from and after the Purchase Date, the Issuer may rely on an executed copy of this Agreement as evidence that the Note and the Assigned Rights and Obligations have been assigned and transferred to the Purchaser in accordance with the terms hereof, and shall constitute sufficient authority for the Issuer to re-issue the Note in the name of the Purchaser.

16.

This Agreement, and any claim, controversy, or dispute arising out of or relating to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles that would require the application of the laws of any other jurisdiction. Each party irrevocably agrees that any action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in the Borough of Manhattan, New York City, New York. Each party irrevocably submits to the jurisdiction of such courts and waives any objection to venue, including any claim that such forum is inconvenient. Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in any legal proceeding arising out of or relating to this Agreement.

17.	All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note.

18.

In the event the PIPE Financing is abandoned or the Purchase Date otherwise does not occur, this Agreement shall automatically terminate and be of no further force or effect; provided, however, that such termination shall not prevent a party from recovering for willful breaches of representations, warranties and covenants under this Agreement occurring prior to such termination.

[signature pages follow]

IN WITNESS WHEREOF each of the parties have executed this Agreement as of the date indicated on the first page.

MINERALS HARVESTING COOK ISLANDS, LP, by its general partner, MINERALS HARVESTING CAPITAL, LLC, as seller and assignor

By:	/s/ Raphael Diamond
Name: Raphael Diamond (aka Robbie Diamond)
Title: Manager

AMERICAN OCEAN MINERALS CORPORATION, as purchaser and assignee

By:	/s/ Philip Plough
Name: Philip Plough
Title: Director

Assignment of Debt and Security